UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 16, 2015, Kewaunee Scientific Corporation (the “Company”) announced that D. Michael Parker, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary will retire at the end of the calendar year 2015. Mr. Parker remains Chief Financial Officer and will continue with the Company through his retirement date.

(e) The Company entered into a Separation Agreement (the “Agreement”) with Mr. Parker in conjunction with his planned retirement from the Company. Under the Agreement, contingent upon Mr. Parker continuing to perform his job duties and any requested transition duties, as defined in the Agreement, through December 31, 2015, his execution of certain releases as described in the Agreement, and his compliance with certain confidentiality obligations, he will receive payments in 18 equal monthly installments of $15,904 beginning January 2016 and continuing through June 30, 2017, and he will be able to participate in the Company’s group medical and dental insurance plans through June 30, 2017 at the same cost as an active employee of the Company.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Separation Agreement dated as of July 15, 2015 between Kewaunee Scientific Corporation and D. Michael Parker.

99.1	Press Release of Kewaunee Scientific Corporation dated July 16, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2015

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and Chief Financial Officer

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